UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 12, 2020
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-38257

Delaware			46-4841717
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

2435 Commerce Ave.
Building 2200			30096
Duluth	,	Georgia	(Zip Code)
(Address of principal executive offices)
(770) 822‑3600
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 12, 2020, National Vision Holdings, Inc. (the “Company”) issued and sold $402.5 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2025 (the “Notes”) (which principal amount included $52.5 million issued pursuant to the full exercise by the initial purchasers of their option to purchase additional Notes), pursuant to an indenture (the “Indenture”), dated as of May 12, 2020, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Notes will pay interest semi-annually in arrears in cash on May 15 and November 15 of each year at a rate of 2.50% per year, commencing on November 15, 2020. The Notes will mature on May 15, 2025, unless earlier repurchased, redeemed or converted.
The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the Notes, rank equally in right of payment with the Company’s future senior unsecured indebtedness that is not so subordinated, effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables and preferred equity (to the extent the Company is not a holder thereof)) of the Company’s subsidiaries.
Prior to February 15, 2025, the Notes will be convertible at the option of the holder only under the following circumstances:
(i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the Last Reported Sale Price (as defined in the Indenture) per share of the Company’s common stock exceeds 130% of the Conversion Price (as defined in the Indenture) for each of at least 20 Trading Days (as defined in the Indenture), whether or not consecutive, during the 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter;
(ii) during the five consecutive business days immediately after any ten consecutive Trading Day period (such ten consecutive trading day period, the “measurement period”) in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of Notes for each Trading Day of the measurement period was less than 98% of the product of the Last Reported Sale Price per share of the Company’s common stock on such Trading Day and the Conversion Rate (as described below) on such Trading Day;
(iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture; or
(iv) if the Company calls such Notes for redemption.
On or after February 15, 2025 until 5:00 p.m., New York City time, on the second Scheduled Trading Day (as defined in the Indenture) immediately before the maturity date, the Notes will be convertible at the option of the holder at any time.
The Notes will initially be convertible at a Conversion Rate of 32.0783 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial Conversion Price of approximately $31.17 per share of common stock. The Conversion Rate is subject to adjustment upon certain events. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock, as applicable.
The Company will have the option to redeem the Notes in whole or in part at any time on or after May 22, 2023 and on or before the 40th Scheduled Trading Day immediately before the maturity date if the Last Reported Sale Price per share of the Company’s common stock exceeds 130% of the Conversion Price on (1) each of at least 20 Trading Days, whether or not consecutive, during any 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Company sends the related redemption notice; and (2) the Trading Day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Upon a Fundamental Change (as defined in the Indenture), holders may, subject to certain exceptions, require the Company to purchase their Notes in whole or in part for cash at a price equal to the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable Conversion Rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. No adjustment to the Conversion Rate will be made if the Stock Price (as defined in the Indenture) in such Make-Whole Fundamental Change is either less than $24.45 per share or greater than $175.00 per share. The Company will not increase the Conversion Rate to an amount that exceeds 40.8997 shares per $1,000 principal amount of Notes, subject to adjustment. The Indenture also contains a customary merger covenant.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain customary events of default. If certain bankruptcy and insolvency-related events of default with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If any other event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with reporting covenant in the Indenture consists exclusively of the right to receive additional interest on the Notes.
The foregoing description of the Indenture is qualified in its entirety by the copy thereof which is attached as Exhibit 4.1 (which includes the form of 2.50% Convertible Senior Notes due 2025) to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 1.01 in connection with the Notes and Indenture is incorporated herein by reference. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement, dated May 7, 2020, by and between the Company and Goldman Sachs & Co. LLC and BofA Securities, Inc. as the representative of the initial purchasers named therein. The shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 8.01 Other Events.
On May 7, 2020, the Company issued a press release announcing its intent to offer, subject to market and other conditions, the Notes in a private offering. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On May 7, 2020, the Company issued a press release announcing the pricing of the private offering of the Notes. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1	National Vision Holdings, Inc. Press Release dated May 7, 2020.
99.2	National Vision Holdings, Inc. Press Release dated May 7, 2020.
4.1	Indenture, dated as of May 12, 2020, between National Vision Holdings, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 2.50% Convertible Senior Note due 2025 (included as Exhibit A in Exhibit 4.1).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: May 12, 2020	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary